Exhibit 2A

Phoenix Edge Series Fund - Fidelity Premium Allocation

Coverage	Premiums	25% PEPCO	50 % Funds	50 % Advisors
Great American ($5,000,000)	9,113.00	2,278.25	4,556.50	2,278.25

	0	2,278.25	4,556.50	2,278.25

Advisors	Totals	% of Total	Advisor Premium Primary

Phoenix Variable Advisors	1,321,043,422	0.581039188	1,323.75

*Phoenix Investment Counsel	255,230,277	0.112258833	255.75

*Duff & Phelps Investment Management	138,110,778	0.060745751	138.39

Goodwin Capital Advisers	559,203,001	0.245956228	560.35

	2,273,587,478	1	2,278.25

PFPC ID #	Fund	Fund Gross Assets as of 8/31/2008	% of Total Assets	Premium by Fund

	The Phoenix Edge Series Fund
PH37	Phoenix Mid-Cap Growth Series	65,390,830.09	0.028761079	131.05
PH38	Phoenix-Van Kampen Comstock series	64,738,959.06	0.028474365	129.74
PH39	Phoenix Growth and Income Series	123,602,626.24	0.054364579	247.71
PH40	Phoenix-Sanford Bernstein Mid-Cap Value Series	135,524,822.87	0.059608361	271.61
PH41	Phoenix Capital Growth Series	313,660,933.41	0.137958595	628.61
PH43	Phoenix-Duff & Phelps Real Estate Securities Series	138,110,777.81	0.060745751	276.79
PH44	Phoenix-Aberdeen International Series	437,974,670.70	0.192635944	877.75
PH47	Phoenix Strategic Allocation Series	219,379,418.20	0.096490423	439.66
PH48	Phoenix Money Market Series	193,875,660.54	0.085273016	388.55
PH49	Phoenix Multi-Sector Fixed-Income Series	227,239,442.25	0.099947525	455.41
PH50	Phoenix-Van Kampen 500 Index	96,417,307.26	0.042407564	193.23
PH71	Phoenix Dynamic Asset Allocation Series: Aggressive Growth	22,525,253.09	0.009907362	45.14
PH72	Phoenix Dynamic Asset Allocation Series: Moderate	15,307,614.33	0.006732802	30.68
PH73	Phoenix Dynamic Asset Allocation Series: Moderate Growth	24,103,486.64	0.010601522	48.31
PH74	Phoenix Dynamic Asset Allocation Series: Growth	39,349,151.66	0.017307076	78.86
PHLN	Phoenix-Sanford Bernstein Small-Cap Value Series	63,294,365.07	0.027838984	126.85
PHMG	Phoenix-Alger Small-Cap Growth Series	42,756,027.99	0.018805535	85.69
PHMY	Phoenix Multi-Sector Short Term Bond Series	50,336,130.82	0.022139518	100.88

		2,273,587,478.03	1.00	4,556.50

*	company spun off as of 12/31/08 - no longer affiliated